SECTION I
AGREEMENT

THIS INDENTURE made this 21st day of May Two Thousand and Fifteen

Parties

BETWEEN the Company detailed as the Landlord in Part I of the Schedule hereto (hereinafter called "the Landlord" which expression shall where the context admits include its respective successors and assigns) of the one part and the person firm or company detailed as the Tenant in Part I of the Schedule hereto (hereinafter called "the Tenant") of the other part.

Premises

WITNESSETH as follows: -
The Landlord shall let and the Tenant shall take ALL THOSE premises (hereinafter referred to as "the Premises") forming part of the Building (hereinafter referred to as "the Building") which said premises and Building are more particularly described and set out in Part II of the Schedule hereto together with all rights easements and appurtenances thereto belonging or usual held and enjoyed therewith and together with the use in common with the Landlord and all others having the like right of the entrances staircases landings passages and toilets in the Building in so far as the same are necessary for the proper use and enjoyment of the Premises and except in so far as the Landlord may from time to time restrict such use temporarily for not more than 24 hours or otherwise as agreed by the Tenant in writing for the purpose of carrying out repair or maintenance works in respect of the Building And together with the use in common as aforesaid of the lift service escalators and air cooling services in the Building (if any and whenever the same shall be operating) and also of the water pipes electric and other wires flues and drains in the Building for the term set forth in Part III of the Schedule hereto YIELDING AND PAYING therefor throughout such rent and other charges as are from time to time payable or ascertainable in accordance with the provisions set out in Part IV and Part V of the Schedule hereto and in this agreement which sums shall be payable exclusive of rates and in advance clear of all deductions or right to set off (whether legal or equitable) on the first day of each calendar month the first and last of such payments to be apportioned according to the number of days in the month included in the said term. The Tenant agrees to use the Premises only for the purpose set forth in Part VII of the Schedule hereto and not for any other purpose whatsoever without the express permission of the Landlord in writing (such permission not to be unreasonably withheld or delayed).

(Margin: Term; Rent; User)

SECTION II
RENT AND OTHER CHARGES

The Tenant agrees with the Landlord as follows: -

Rent

1. To pay on the days in the manner hereinbefore provided such rent as is payable in accordance with the provisions of Part IV of the Schedule.

Management Charges

2. To pay to the Landlord on the days and in the manner hereinbefore provided the management charges as set forth in Part V of the Schedule Provided always that at any time during the said term of the tenancy should such charges be reasonably increased based on increase of operation costs or other charges of an annual or recurring nature legitimately be imposed in respect of the Premises then such reasonable increase or other charges so imposed shall be payable by the Tenant Provided that the Landlord shall give at least one month's prior notice in writing of such reasonable increase or other charges so imposed to the Tenant together with an explanatory memorandum.

Rates

3. To pay and discharge all rates taxes assessments duties impositions charges and outgoings of an annual or recurring nature now or hereafter to be imposed or levied on the Premises or upon the owner or occupier in respect thereof by The Government of the Hong Kong Special Administrative Region or other lawful authority (Government Rent, expenses of a capital nature and Property Tax alone excepted). Without prejudice to the generality of this clause the Tenant shall pay all rates imposed on the Premises in the first place to the Landlord who shall settle the same with The Government of the Hong Kong Special Administrative Region and in the event of the Premises not yet having been assessed to rates the Tenant shall pay to the Landlord a sum equal to the rates which would be charged by The Government of the Hong Kong Special Administrative Region on the basis of a rateable value equal to twelve months' rent payable by the Tenant on account of the Tenant's liability under this clause subject to adjustment upon assessment made by The Government of the Hong Kong Special Administrative Region.

Utility Charges & Deposits

4. To pay and discharge all deposits and charges in respect of water electricity and telephone as may be shown by or operated from the Tenant's own metered supply or by accounts rendered to the Tenant in respect of all such utilities consumed on or in the Premises. The Tenant shall further upon the signing of this Agreement pay to the Landlord public utilities deposit and water charges deposit.

Interest & Disconnection of Electricity etc.

5. Without prejudice to any other right or remedy of the Landlord hereunder the Tenant shall pay to the Landlord on demand daily interest at the rate of 2.5% per month in respect of any payments not paid on the due date of such payment to the Landlord hereunder and such interest shall be payable from the date upon which such payments ought to have been paid to the actual date of payment Provided always that any payments to be made to the Landlord hereunder shall be more than 30 days in arrears.

SECTION III
TENANT'S OBLIGATIONS

Compliance with Ordinance

1. To obey and comply with and to indemnify the Landlord against the breach of all ordinances, regulations, by-laws, rules and requirements of any Governmental or other competent authority relating to the manner in which the Premises is used and occupied, or to any other act, deed, matter or thing, done or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant or permitted or suffered by the Tenant in respect of the same being done or omitted by any employee, agent or licensee of the Tenant and without prejudice to the foregoing to obtain any licence approval or permit required by any Governmental or other competent authority in connection with the Tenant's use or occupation of the Premises and to maintain the same in force during the currency of this tenancy and to indemnify the Landlord against the consequences of a breach of this provision caused by the Tenant.

Fitting out

2. (a) To fit out the interior of the Premises and to provide an entrance way of frontage in accordance with such plans and specifications as shall have been first submitted by the Tenant to and approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) in the manner set out in Part VIII in the Schedule hereto in a good and proper workmanlike fashion using good quality materials and in all respects in a style appropriate to a first class building.

(b) The Tenant shall employ, at his own expenses, only the Landlord's approved consultants or contractors (such approval not to be unreasonably withheld or delayed) for the purpose of design appraisal, carrying out, installing and maintaining all such works associated with all electrical and mechanical engineering works and arrangements including but not confined to sprinkler system, security system, plumbing and drainage system and the air-conditioning system and all their ducting and controls unit in respect of the Premises.

(c) In carrying out any approved work hereunder, the Tenant shall and shall cause his servants agents contractors and workmen to co-operate fully with the Landlord and all servants agents and workmen of the Landlord and with other tenants or contractors carrying out any work in the Building. The Tenant shall obey and cause his servants agents contractors and workmen to obey and comply with all reasonable instructions and directions which may be given by the Landlord its servants agents or other authorized representatives in connection with the carrying out of such work.

Installation of Telephone Cables	3.	The Tenant shall make his own arrangements with the Telephone Company with regard to the installation of telephones in the Premises, but the installation of telephone lines outside the Premises must be in accordance with the Landlord's directions.
Good Repair of Interior	4.	To keep all the non-structural interior parts of the Premises including the flooring and interior plaster or other finishing material or rendering to walls floors and ceilings and the frontage to the Premises and the Landlord's fixtures and fittings therein and all additions (whether of the Landlord or the Tenant) thereto including the frontage all doors windows electrical installations and wiring light fittings suspended ceilings fire fighting apparatus and air-conditioning plant and ducting in good clean tenantable substantial and proper repair and condition (fair wear and tear, structural, inherent and latent defects and other damages caused by any of the events as set out in Section VII hereof expected) and so to maintain the same at the expenses of the Tenant, and subject to clause 24 of this section, to deliver up the same to the Landlord at the expiration or sooner determination of the said term in like condition (with the same exception as aforesaid).
Replacement of Windows	5.	To pay to or reimburse the Landlord the cost of replacing all broken or damaged windows or frontage glass whether the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.
Repair of Electrical Installations	6.	To repair or replace if so required by the appropriate company or authority under the terms of the Electricity Supply Ordinance or any statutory modification or re-enactment thereof or Regulations made thereunder by duly authorized contractor, statutory undertaker or authority as the case may be all the electricity wiring installations and fittings within the Premises and the wiring from the Tenant's meter or meters to and within the same.
Good Repair of Toilets & Water Apparatus	7.	At the reasonable expense of the Tenant to maintain all toilets and water apparatus as are located within the Premises (or elsewhere if used exclusively by the Tenant his employees licensees) in good clean and tenantable state and in proper repair and condition (with the same exception as set out in Section III Clause 4 hereof) at all times during the said term to the reasonable satisfaction of the Landlord and in accordance with the Regulations of the Public Health or other Government Authority concerned.

Cleaning & Cleaning Contractors	8.	To keep the Premises including all external windows lights and frontage glass at all times in a clean and sanitary state and condition, and for the better observance hereof the Tenant shall only employ as cleaners of the Premises such persons or firms as may be approved by the Landlord. Such cleaners shall be employed at the reasonable expense of the Tenant.
Cleaning of Drains	9.	To pay on demand to the Landlord the cost reasonably incurred by the Landlord in cleansing and clearing any of the drains choked or stopped up owing to improper or careless use by the Tenant or his employees or licensees.
To Permit Landlord to Enter & Viewed Execute Any Variation Works	10.	To permit the Landlord its agents and all persons authorized by it with or without workmen or other and with or without appliances at all reasonable times and upon prior appointment to enter upon the Premises to view the condition thereof and upon prior notice to and upon prior appointment made with the Tenant to take inventories of the Landlord's fixtures and fittings therein and to carry out any work, variation works or repair required to be done provided that the Landlord shall expeditiously carry out and complete such works and make good all damages caused thereby and cause as minimal disturbance to the Tenant's business as reasonable and provided further that in the event of an emergency the Landlord its servants or agents may enter without notice and forcibly if need be.
To Execute Repair on Receipt of Notice	11.	To make good all defects and wants of repair to the Premises for which the Tenant may be liable under other provisions of this Agreement within the space of one month from the receipt of written notice from the Landlord to proceed diligently to amend and make good the same, and if the Tenant shall fail to execute such works or repairs as aforementioned to permit the Landlord to enter upon the Premises and execute the same and the reasonable cost thereof shall be a debt due from the Tenant to the Landlord and be recoverable by action.
Inform Landlord of Damage	12.	To give prompt notice to the Landlord or its agent of any damage that may be suffered to the Premises and of any accident to or defects in the water and gas pipes (if any) electrical wiring or fittings, fixtures or other services or facilities within the Premises.
Protection from Typhoon	13.	To take all reasonable precautions to protect the interior of the Premises from storm or typhoon damage.
Indemnification of Landlord	14.	To be wholly responsible for any damage or injury caused to any person whomsoever directly or indirectly through the defective or damaged condition of any part of the interior of the Premises or any fixtures or fittings therein for the repair of which the Tenant is responsible hereunder or in any way owing to the spread of fire or smoke or the overflow of water from the Premises or any part thereof or through the act default or neglect of the Tenant his servants agents or licensees and to make good the same by payment or otherwise and to indemnify the Landlord against all reasonable costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury and all reasonable costs and expenses incidental thereto (save and except the same are caused by or attributable to the act, neglect or default of the Landlord, its servants, agents or contractors), and to effect adequate insurance cover in respect of such risks in accordance with the provisions of Section III Clause 15 hereof.

Tenant's Insurance

15. To effect and maintain during the currency of this tenancy insurance cover in respect of the following: -

(i) Third Party
In respect of liability for loss injury or damage to any person or property whatsoever caused through or by any act default or neglect of the Tenant which might give rise to a claim for indemnify pursuant to Section III Clause 14 hereof. The policy of insurance shall be effected with an insurance company approved by the Landlord (such approval not to be unreasonably withheld or delayed) and shall be endorsed to show the Landlord as registered owner of the Premises and shall be of a maximum amount of HK$10,000,000.00 in any one claim and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior consent of the Landlord (such consent not to be unreasonably withheld or delayed). The Tenant hereby further undertakes to produce to the Landlord as and when required by the Landlord a copy of such policy of insurance together with a copy of the receipt for the last payment of premium and a copy of the certificate from the insurance company that the policy is fully paid up and in all respects valid and subsisting.

(ii) Glass
All glass now or hereafter on or in the Premises for its full replacement value.

(iii) Water Damage
Against damage to stock fixtures and fittings for the full insurable value occurring in respect of the use or-misuse of the fire sprinkler system installed within the Premises or the incursion of water therein.

(iv) Tenants Fittings
The Tenants fittings and equipment within the Premises against fire and extraneous perils for their full replacement value.

Air-conditioning of Premises

16. Where any plant machinery or equipment for cooling or circulating air is installed in or about the Premises the Tenant shall to the extent of the Tenant's control over the same at all times use and regulate the same to ensure that the air-conditioning plant is employed to best advantage in the conditions from time to time.

Refuse & Garbage Removal

17. To be responsible for the removal of refuse and garbage from the Premises to such location as shall be reasonably specified by the Landlord from time to time and to use only that type of refuse container as is reasonably specified by the Landlord from time to time.

Service Entrances

18. To load and unload goods only at such times and through such entrances and by such services lifts (if any) as shall be reasonably designated by the Landlord for this purpose from time to time.

Common Areas

19. To pay to or reimburse to the Landlord the reasonable cost of any damage caused to any part of the common areas of the Building occasioned by the Tenant his licensees employees agents or contractors or any other person claiming through or under the Tenant.

Contractors Employees Invitees & Licensees

20. To be liable for any act default negligence or omission of the Tenant's contractors, employees or licensees as if it were the act default negligence or omission of the Tenant and to indemnify the Landlord against all reasonable costs claims demands expenses or liability to any third party in connection therewith.

Directory Boards

21. To pay to the Landlord upon demand the reasonable cost of affixing repairing or replacing as necessary the Tenant's name in lettering to the directory boards at the Building.

Regulations

22. To obey and comply with such reasonable Regulations as may from time to time be made or adopted by the Landlord in accordance with Section X hereof.

Security System

23. To ensure that his own security system within and at the entrance of the Premises is at all times compatible with and linked up to the security system for the Building provided and operated by the Landlord (if any).

Yield up Premises & Handover

24. To yield up the Premises in its Bare Shell at the costs and expenses of the Tenant at the expiration or sooner determination of this Agreement in good clean and tenantable repair and condition in accordance with the stipulations hereinbefore contained Provided That the Tenant must remove any alterations fixtures or additions erected or put up by the Tenant during the tenancy except the following (hereinafter called collectively "the Landlord's Fixtures and Installations") which the Tenant must keep in the Premises in good tenantable repair and condition:-

(a) vent openings for the air-conditioning system;

(b) fan coils of the air-conditioning system;

(c) sprinkler system and the sprinkler heads for the fire fighting system which shall be suspended from the concrete ceiling;

(d) switch box for the electricity supply;

(e) any additional erections alterations or improvement which the Tenant may with the consent of the Landlord as aforesaid have made upon or in the said premises and which the Landlord wishes to retain without payment of any compensation for such additional erections alterations or improvements.

The Tenant shall make good and repair in a proper and workman like manner any damage to the Premises or any of the Landlord's Fixtures and Installations before delivering up the Premises to the Landlord. Yield up premises and handover shall be completed at the premises during office hours (From 9:00 a.m. to 6:00 p.m. on Weekday and 9:00 a.m. to 1:00 p.m. on Saturday).

SECTION IV
LANDLORD'S OBLIGATIONS

The Landlord agrees with the Tenant as follows: -

Quiet Enjoyment

1. To permit the Tenant duly paying the rent (and the management fee) hereby agreed to be paid on the days and in manner herein provided for payment of the same and rates (and observing and performing the agreements stipulations terms conditions and obligations herein contained) to have quiet possession and enjoyment of the Premises during the said term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord.

Government Rent

2. To pay the Government Rent, expenses of a capital nature and Property Tax attributable to or payable in respect of the Premises.

Structural Repairs

3. At the Landlord's own expenses during the said term to keep in good condition and proper repair the external and structural parts of the Premises and the common doors, windows, pipes, drains, lighting, wiring, roof sprinkler system, lifts, security systems, common areas, staircases, fire detection and fire fighting systems, fire escapes, walls, roofs (if any) of the Building and the Premises and to carry out all structural repairs required to be done from time to time by the appropriate Authorities.

SECTION V
RESTRICTIONS AND PROHIBITIONS

The Tenant hereby agrees with the Landlord as follows: -

Installation & Alterations

1. (a) Not without the previous written consent of the Landlord (such consent not to be unreasonably withheld or delayed) to erect install or alter any fixtures partitioning or other erection or installation in the Premises or to make suffer or permit to be made by the Tenant's agents, servants or licensees any alterations or additions to the electrical wiring installation air-conditioning plant or ducting (if any) and lighting fixtures or any part thereof nor without the like consent to install or permit or suffer to be installed by the Tenant's agents, servants or licensees any equipment apparatus or machinery including any safe which imposes a weight on any part of the flooring in excess of that for which it was designed. The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary.

   (b) The Tenant shall employ, at his own costs and expenses, only the Landlord's approved consultants or contractors (such approval not to be unreasonably withheld or delayed) for the purpose of design appraisal, carrying out, installing and maintaining all such works associated with all electrical and mechanical engineering works and arrangements including but not confined to sprinkler system, security system, plumbing and drainage system and the air-conditioning system and all their ducting and controls unit in respect of the Premises.

   (c) In carrying out any approved work hereunder the Tenant his servants agents contractors and workmen shall obey and comply with all reasonable instructions and directions which may be given by the Landlord, its Project Manager or other authorized representative in connection with the carrying our of such work.

   (d) Any fees or expenses reasonably incurred by the Landlord in connection with the giving of consents hereunder shall be borne by the Tenant.

Injury to Main Walls

2. Not without the previous written consent of the Landlord (such consent not to be unreasonably withheld or delayed) to cut maim or injure or permit or suffer to be cut maimed or injured by the Tenant's agents, servants or licensees any doors windows walls beams structural members or other part of the fabric of the Premises.

Alterations to Exterior

3. Not to affix anything or paint or make any alteration whatsoever to the exterior of the Premises save as provided in Section V Clause 6 hereof.

Obstruction to Outside Windows

4. Save and except the promotional posters of Tenant within the Premises whether or not visible from the outside, not to block up darken or obstruct or obscure the frontage window or any other window or lights belonging to the Premises without having obtained the express written consent of the Landlord which consent shall not be unreasonably withheld or delayed.

Noise

5. Not to cause or produce or suffer or permit to be produced by the Tenant's agents, servants or licensees on or in the Premises any sound or noise (including sound produced by broadcasting from rediffusion, television, radio and any apparatus or instrument capable of producing or reproducing music and sound) or other acts or things in or on the Premises which is or are or may be a nuisance or annoyance to the tenants or occupiers of adjacent or neighbouring premises or to users and customers of the same or to the Landlord.

Signs

6. Not to exhibit or display on or affix to the exterior of the Premises any writing sign signboard or other device whether illuminated or not nor to affix any writing sign signboard or other device in at or above any common area lobby landing or corridor of the Building Provided always that the Tenant shall be entitled to have his name and business displayed in lettering and/or characters to a design and standard of workmanship approved by the Landlord (such approval not to be unreasonably withheld or delayed) on a signboard upon such part of the front of the Premises as may be reasonably designated by the Landlord. If the Tenant carries on business under a name other than his own name he shall be entitled to have that name displayed as aforesaid but the Tenant shall not be entitled to change the business name without the previous written consent of the Landlord (such consent not to be unreasonably withheld or delayed) and without prejudice to the foregoing the Landlord may in connection with any application for consent under this Clause require the Tenant to produce such evidence as it may think fit to show that no breach of Section V Clause 16 has taken place or is about to take place.

Auctions & Sale

7. Not to conduct or permit any auction fire bankruptcy close out or similar sale of things or properties of any kind to take place on the Premises Provided that this provisions shall not preclude the conduct of genuine periodic seasonal or promotional sales.

Illegal Immoral or Improper Use

8. Not to use or cause permit or suffer to be used by the Tenant's agents, servants or licensees any part of the Premises for gambling or for any illegal immoral or improper purposes or in any way so as to cause nuisance annoyance inconvenience or damage or danger to the Landlord or the tenants or occupiers of adjacent or neighbouring premises.

No Touting

9. Not to permit any touting or soliciting for business or distributing of any pamphlets notice or advertising matter outside the Premises or anywhere within the Building by any of the Tenant's servants agents or licensees.

Sleeping or Domestic Use

10. Not to use the Premises or any part thereof as sleeping quarters or as domestic premises within the meaning of any ordinance for the time being in force or to allow any person to remain on the Premises overnight (watchmen of the Tenant posted to look after the consents of the Premises excepted) unless with the landlord's prior permission in writing (such permission not to be unreasonably withheld or delayed).

Obstructions in Passages

11. Not to place or leave or suffer or permit to be placed or left by the Tenant's agents, servants or licensees by any contractor employee or licensee of the Tenant any boxes furniture articles or rubbish in the entrances or any of the staircases passages or landings of the Building

used in common with other tenants or the Landlord or otherwise encumber the same.

Goods & Merchandise outside The Premises

12. Not to place expose or leave or permit to be placed exposed or left by the Tenant's agents, servants or licensees for display sale or otherwise any goods or merchandise whatsoever upon or over the ground immediately outside the Premises.

Preparation of Food & Prevention of Odours

13. Not to prepare or permit or suffer to be prepared by the Tenant's agents, servants or licensees any food in the Premises or to cause or permit any offensive or unusual odours to be produced upon or emanate from the Premises except with the permission of the Landlord.

Food by Service Ways

14. Not to permit or allow any food or food containers to be brought onto or removed from the Premises except by way of service entrances service exits and (if any) service lifts or otherwise as may be directed by the Landlord from time to time.

Animals, Pets & Infestation

15. Not to keep or permit or suffer to be kept by the Tenant's agents, servants or licensees any animals or pets inside the Premises and to take all such reasonable steps and precautions to the reasonable satisfaction of the Landlord to prevent the Premises or any part thereof from becoming infested by terminates rats mice roaches or any other pests or vermin and for the better observance hereof the Landlord may require the Tenant at the Tenant's reasonable cost to employ such pest extermination contractors as the Landlord may reasonably nominate and at such intervals as the Landlord may reasonably direct.

Sub-letting, Assigning

16. Not to assign underlet or otherwise part with the possession of the Premises or any part thereof in any way whether by way of sub-letting lending sharing or other means whereby any person or persons not a party to this Agreement obtains the use or possession of the Premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession save and except such company belongs to the group of companies to which the Tenant belongs and in the event of any such transfer sub-letting sharing assignment or parting with the possession of the Premises (whether for monetary consideration or not) the Landlord shall be entitled to determine this Agreement whereupon the Tenant shall forthwith vacate the Premises on notice to that effect from the Landlord. The Tenancy shall be personal to the Tenant named in the Schedule to this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall unless approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) be deemed to be breaches of this Clause: -

(i) In the case of a Tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

(ii) In the case of a Tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the Premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual.

(iii) In the case of a Tenant which is a corporation any take-over reconstruction amalgamation merger voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

(iv) The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same.

(v) The change of the Tenant's business name without the previous written consent of the Landlord which consent the Landlord may give or withhold at its discretion.

Breach of Government Lease and Occupation Permit	17.	Not to cause suffer or permit any contravention of the restrictive provisions of the Government Lease under which the Landlord holds the Premises and the Occupation Permit relating to the Building and to indemnify the Landlord against any such breach caused by the Tenant.
Breach of Deed of Mutual Covenant and/or Management Agreement	18.	Not to omit or permit or suffer anything to be done by the Tenant's agents, servants or licensees any act deed matter or thing whatsoever which shall amount to a breach or non-observance by the Landlord of any of the restrictive covenants and provisions in the Deed of Mutual Covenant and/or Management Agreement (if and when the same shall come into operation) relating to the Building of which the Premises form part so far as they relate to the Premises and to indemnify the Landlord against the breach non-observance or non-performance thereof caused by the Tenant. It is also expressly declared and agreed by the parties hereto that the Landlord shall be at full liberty at any times hereafter to enter into such forms of Management Agreement with the owners of the Building as the Landlord shall think fit to define their respective rights and obligations of and in the land and the Building and to make provisions for the management of the Building.
Breach of Insurance Policy	19.	Not to cause or suffer or permit to be done by the Tenant's agents, servant or licensees any act or thing whereby the policy or policies of insurance on the Premises against damage by fire or liability to Third Parties for the time being subsisting may become void or voidable or whereby the rate of premium or premia thereon may be increased, and to repay to the Landlord on demand all sums reasonably paid by the Landlord by way of increased premium or premia thereon and all expenses reasonably incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by a breach of this Clause.
Prohibited Names	20.	Not to name or include in the name of the business or company operated by the Tenant the name Sunbeam Centre or any name similar thereto and not at any time to change the name of the business or company to include any such name as aforesaid, except to indicate the address of the Tenant.
Wilful Suspension of Business etc.	21.	The Tenant shall not do or suffer anything to be done by the Tenant's agents, servants or licensees on the Premises which may injure the image of the Building as first class building and without limiting the generality of the foregoing any wilful suspension of business (whether acting alone or in concert with some other tenants of the Building) shall constitute a material breach of this provisions and entitling the Landlord to determine this agreement forthwith and to regain possession of the Premises in which case the Landlord may apart from forfeiting the deposit under Section IX Clause 1 also claim damage which may be caused to the goodwill of its business or to the image of the Building as a result of the Tenant's breach aforesaid.

SECTION VI
EXCLUSIONS

IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED that the Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever, save and except any of the following events is caused by or attributable to the act, neglect of default of the Landlord, its servants, agents or contractors: -

Lifts, Air-conditioning, Utilities

1. In respect of any loss or damage to person or property sustained by the Tenant or any other person caused by or through or in any way owing to any defect in or breakdown for not more than 48 hours of the lifts escalators and air-conditioning system, (if any) electric power and water supplies, or any other service provided in the Building, or

Fire & Overflow of Water

2. In respect of any loss or damage to person or property sustained by the Tenant or any other person caused by or through or in any way owing to the escape of fumes smoke fire or any other substance or thing or the overflow of water from anywhere within the Building, or

Security

3. For the security or safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Landlord of watchmen and caretakers or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant.

nor shall the rent and other charges hereinbefore mentioned or any part thereof abate or cease to be payable on account of any of the foregoing but subject to the provisions as mentioned in Section VII hereof.

SECTION VII
ABATEMENT OF RENT

Abatement of Rent In Case of Fire etc.

If the Premises or any part thereof shall at any time during the tenancy be adversely affected or become unfit for use or destroyed or damaged or become inaccessible owing to fire water storm typhoon defective construction white ants earthquake subsidence of the ground or any other calamity beyond the control of the Landlord or the Tenant so as to render the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of policy moneys refused in whole or in part in consequence of any act or default of the Tenant or if any time during the continuance of this Tenancy the Premises or the Building or any part thereof shall be condemned as dangerous structure or a demolition order or closing order or resumption order shall become operative in respect of the Premises or the Building or any part thereof then the rent hereby reserved, rates, management and all other outgoings and charges payable by the Tenant hereunder or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall after the expiration of the then current month cease to be payable from the date of occurrence of any of the aforesaid events until the Premises or Building shall again be rendered accessible and fit for use or the order is discharged or released (as the case may be) Provided that should the Premises or the Building not have been reinstated in the meantime either the Landlord or the Tenant shall have the right at any time after six months from the date of occurrence of such damage or destruction or order give to the other of them notice in writing to determine this present tenancy and thereupon the same and everything herein contained shall cease and be void as from the date of the occurrence of such destruction or damage or order or of the Premises becoming inaccessible or unfit for use or subject to any of the aforesaid orders (as the case may be) but without prejudice to the rights and remedies of either party

against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained or of the Landlord in respect of the rent and other charges payable hereunder prior to the coming into effect of the abatement and the Tenant shall be entitled to the return of the deposit under Section IX hereof and any rent, rates and management charges and other outgoings which have been paid by the Tenant in advance or proportionate part thereof. Nothing in this Section shall be construed as requiring the Landlord to repair or reinstate the Premises if in its opinion it is not economical or practicable so to do.

SECTION VIII
DEFAULT

It is hereby expressly agreed and declared as follows: -

Default

1. If the rent and/or the management charges and/or any other sums payable hereunder or any part thereof shall be in arrear for fifteen (15) days after the same shall have become payable (whether formally demanded or not) or if the Tenant shall suspend business without the Landlord's prior consent (such consent not to be unreasonably withheld or delayed) (except bank or public holiday or any period caused by any of the events as set out in Section VII hereof or by the act, neglect or default of the Landlord, its servants, agents or contractors or otherwise) or if there shall be any other breach or non-performance of any of the stipulations conditions or agreements herein contained and on the part of the Tenant to be observed or performed and the Landlord has served written notice on the Tenant requiring the same to be remedied by the Tenant and the Tenant fails to remedy the same within a reasonable time or if the Tenant shall become bankrupt or being a corporation go into liquidation (save for the purposes of amalgamation or reconstruction) or if the Tenant shall suffer execution to be levied upon the Premises or otherwise on the Tenant's goods then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on and upon the Premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine whereupon the deposit paid hereunder shall be forfeited to the Landlord as and for liquidated damages and not as penalty but without prejudice to the Landlord's right to claim any further damages which the Landlord shall have sustained or may sustain or any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the terms of this Agreement. All costs and expenses incurred by the Landlord including legal costs on a solicitor and client basis in demanding payment of the rent and other charges aforesaid (if the Landlord elects to demand) or in taking legal proceedings as a result of the Tenant's breach of any of the terms and conditions herein together with any loss which the Landlord shall suffer as a result of the default or breach of the Tenant shall be paid by the Tenant and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from any deposit held by the Landlord hereunder. A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without actual physical entry on the part of the Landlord.

Acceptance of Rent

2. The acceptance of any rent or other charges payable by the Tenant hereunder by the Landlord hereunder shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed.

Landlord's Right of Appropriate of Payment from the Tenant

3. Notwithstanding the rules of appropriation under the law or any presumption under such rules and notwithstanding that payment or payments so made by the Tenant is specified for a particular month or months or period or periods, the Landlord has an absolute right to appropriate any payment or payments so received from the Tenant to cover any period or periods in which the rent and/or other outgoings have been due for payment by the Tenant. No objection shall be raised by Tenant in case the Landlord shall exercise such right of appropriation as the Landlord in its absolute power sees fit and appropriate.

Acts of Employees Invitees & Licensees

4. For the purpose of these presents any act default neglect or omission of any servant contractor employee agent or licensee of the Tenant shall be deemed to be the act default neglect or omission of the Tenant.

Distraint

5. For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of these presents, the rent payable in respect of the Premises shall be and be deemed to be in arrear if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

SECTION IX
DEPOSIT

Deposit

1. The Tenant shall on the signing hereof deposit with the Landlord the sums specified in Part VI of the Schedule to secure the due observance and performance by the Tenant of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed which said deposits shall be held by the Landlord throughout the currency of this Agreement free of any interest to the Tenant and in the event of any breach or non-observance or non-performance by the Tenant of any of the agreements stipulations or conditions herein contained the Landlord shall be entitled to terminate this Agreement in which event the Landlord is entitled to forfeit the whole of the deposit as and for liquidated damages and not as penalty but without prejudice to the Landlord's right to claim any further damages which the Landlord shall have sustained or may sustain and to recover the Premises from the Tenant or to deduct from the said deposits any loss or damage suffered by the Landlord as a result of the Tenant's breach of the terms of this Agreement and/or the Deed of Mutual Covenant and/or Management Agreement. Notwithstanding the foregoing the Landlord may in any such event at its option elect not to terminate this Agreement but to deduct from the deposits the amount of any rent rates and other charges payable hereunder and any costs expenses loss or damage reasonably sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any of the said agreements, stipulations, obligations or conditions. In the event of any deduction being made by the Landlord from the said deposits in accordance herewith during the currency of this Agreement the Tenant shall on demand by the Landlord make a further deposit or deposits equal to the amount so reasonably deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises and to determine this Agreement as hereinbefore provided.

Increase in Deposit

2. Where under this Agreement, the aggregate of rental management fee and rates payable shall at any time exceed the amounts so payable on the commencement of this tenancy, the Tenant shall pay to the Landlord such further sums as will be necessary to maintain the deposit at three months' rental management fee charges and rates.

Repayment of Deposit

3. Subject as aforesaid the said deposits and any further deposits paid shall be refunded to the Tenant by the Landlord without interest within thirty working days after the expiration or sooner determination of this Agreement and delivery of vacant possession to the Landlord OR within thirty working days of the settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of rent rates and other charges and for damages for any breach non-observance or non-performance of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed or performed whichever shall be the later.

SECTION X
REGULATIONS

Introduction of Regulations

1. The Landlord shall be entitled from time to time and by prior notice in writing to the Tenant to make introduce and subsequently amend adopt or abolish if reasonably necessary such Regulations as it may consider necessary for the proper operation and maintenance of the Building.

Conflict

2. Such Regulations shall be supplementary to the terms and conditions contained in this Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between such Regulations and the terms and conditions of this Agreement the terms and conditions of this Agreement shall prevail.

Exclusion of Liability

3. The Landlord shall not be liable for any loss or damage however caused arising from any non-enforcement of the Regulations or non-observance thereof by any third party.

SECTION XI
INTERPRETATION AND MISCELLANEOUS

The Building and the Centre

1. Reference herein to "the Building" mean the Building erected on Kwun Tong Inland Lot No.93 and known at the date hereof as Sunbeam Centre.

Name of Building

2. The Landlord reserves the right to name the Building with any such name or style or names or styles as it may reasonably determine and at any time and from time to time to reasonably change, alter, substitute or abandon any such names provided that the Landlord shall give the Tenant and the postal and other relevant Government Authorities not less than three months notice of its intention so to do.

Alterations to Building

3. The Landlord reserves the right from time to time to reasonably improve extend add to or reduce the Building or in any manner whatsoever alter or deal with the Building (other than the Premises let hereunder) including but not limited to increasing or reducing the number of units in each floor of the Building to such numbers as the Landlord may reasonably think fit and the creation, alteration and extinguishment of any right of way to and from or along the Premises, the layout of the units and any other units in each floor of the Building and any other right of way, corridors and common areas in the Building and the Landlord shall not be liable for and the Tenant shall have no claim whatsoever against the Landlord in any event for any loss, damages or compensation whatsoever resulting directly or indirectly from the Landlord exercising such right.

Functions & Display

4. Notwithstanding anything herein contained or implied to the contrary the Landlord may permit any person or organisation to hold any functions or exhibition or display any merchandise in any part or parts of the common areas at such times and upon such terms and conditions as the Landlord may reasonably think fit provided that the same causes as minimal disturbance to the Tenant's business as

reasonable.

Public Address System

5. Notwithstanding anything herein contained or implied to the contrary the Landlord may provide and install a public address system throughout the common areas and may play relay or broadcast or permit any other person to play relay or broadcast recorded music or public announcement thereon provided that the same causes as minimal disturbance to the Tenant's business as reasonable.

Condonation Not a Waiver

6. No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance or non-performance by the Tenant at any time or times of any of the agreements stipulations terms and conditions herein contained shall operate as a waiver of the Landlord's right hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

Letting Notices & Entry

7. During the three months immediately before the expiration or sooner determination of the said term of tenancy the Tenant shall permit all persons having written authority to enter and view the Premises and every part thereof at all reasonable times and upon prior appointment Provided that the Landlord shall be at liberty to affix and maintain without interference upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall reasonably require during the aforementioned period of 3 months Provided further that the same causes as minimal disturbance to the Tenant's business as reasonable.

No Warranty of User

8. The Landlord does not warrant that the Premises are suitable for the user as specified in the Schedule attached hereto and/or the operation of the trade or business of the Tenant and should any notice be served on the Landlord by any governmental authority prohibiting the user of the Premises for the trade or business for the time being carried on by the Tenant, the Landlord may in order to comply with any such notice determine this Agreement at any time by giving one (1) month's notice to the Tenant and on the expiration of such notice this Agreement shall accordingly determine. In such event, the Landlord shall not be liable to pay any compensation for the loss of goodwill or trade or damage of any kind of the Tenant.

Service of Notice

9. Any notice required to be served on the other party shall be sufficiently served if delivered to or dispatched by hand or by registered post at the registered office or last known address of the other party. A notice sent by registered post or by hand shall be deemed to be given at the time and date of posting or leaving by hand (as the case may be).

Landlord & Tenant Legislation

10. The Tenant hereby expressly agrees to deprive himself of any and all rights to protection against eviction provided by any existing legislation or by any future enactment in substitution or amendment thereof or addition thereto to the intent that the Tenant shall deliver up vacant possession of the Premises to the Landlord at the expiration or sooner determination of the tenancy hereby created.

Payment by Tenant

11. All monies payable to the Landlord by the Tenant under any provisions of this Agreement shall be paid to the Landlord or its authorized agent as may be appointed by the Landlord from time to time.

Gender

12. In this Agreement if the context permits or requires words importing the singular number shall include the plural number and vice versa and words importing the masculine feminine or neuter gender, shall include the other of them.

Marginal Notes, Headings & Index

13. The Marginal Notes, Heading and Index are intended for guidance only and do not form a part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

Stamp Duty & Costs

14. All costs of and incidental to the preparation of any agreement at a solicitor's office if so required shall be borne solely by the Tenant. The stamp duty and the Land Registry registration fee (if any) incidental thereto shall be borne by the Landlord and Tenant in equal shares.

No Fine

15. The Tenant acknowledges that no fine premium key money or other consideration has been paid by the Tenant to the Landlord for the grant of this tenancy.

Exclusion of Warranties

16. This Agreement sets out the full agreement reached between the parties and no other representations have been made or warranties given relating to the Building or the Premises.

THE SCHEDULE ABOVE REFERRED TO

PART I

Landlord	: THE SUNBEAM MANUFACTURING COMPANY, LIMITED 日 昇 製 造 廠 有 限 公 司 whose registered office is situated at Unit 607, 6th Floor, Lippo Sun Plaza, No.28 Canton Road, Kowloon, Hong Kong.
Tenant	: TAG-IT PACIFIC LIMITED whose office is situate at Unit No.101 & 108, 1st Floor, Sunbeam Centre, 27 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong.

PART II

Premises	: All That Unit No.101 & 108 on the First Floor of Sunbeam Centre at 27 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong erected on All That piece or parcel of Ground registered in the Land Registry as Kun Tong Inland Lot No.93.

PART III

Term	: Two years and four months. For the period from 1st day of July 2015 to the 31st day of October 2017.

PART IV

Rent	: HK$135,000.00 per calendar month for the period from 1st day of July 2015 to the 31st day of October 2017.
Rates	: HK$14,400.00 per quarter but subject to increase as determined by the Government of the Hong Kong Special Administrative Region.

PART V

Management Fee	: HK$23;161.00 per calendar month but subject to increase as determined by the Building Manager of Sunbeam Centre.

PART VI

(a) Rental Deposit	: HK$405,000.00 (being three month's Rental)
(b) Management Fee Deposit	: HK$69,483.00 (being three month's Management Fee)
(c) Rates Deposit	: HK$14,400.00 (being Rates per quarter)
(d) Public Electricity Deposit	: HK$6,741.00
(e) Water Charges Deposit	: HK$4,000.00
(f) Public Water Charges Deposit	: HK$1,000.00

PART VII

User : The said premises shall be used for industrial purposes and residue office only.

PART VIII

1. Prior to the commencement of decoration works to the Premises the Tenant shall at his own cost prepare and submit to the Landlord suitable drawings and specifications of the works to be carried out by the Tenant together with schematic sketches showing intent as the Tenant's design and layout proposal (hereinafter collectively called "the Tenant's Plans") to enable the Premises to be fitted out and completed for the purposes specified in this Agreement. The Tenant's Plans shall, without limitation: -

   (i) Include detailed drawings, plans and specifications for all partitioning.

   (ii) Include detailed drawings, plans and specifications of all electrical installations which shall be connected to the electrical systems installed by the Landlord.

   (iii) Include details of any proposed amendments, additions or alterations to any electrical mechanical or other building services.

   (iv) Comply with all relevant Ordinances, Regulations and By-laws from time to time issued by The Government of the Hong Kong Special Administrative Region.

2. In order to enable the building services of the Building to be effectively co-ordinated and controlled the Tenant agrees that all electrical wiring and other electrical works and nominated alterations to the building services in or for the Premises shall be carried out at the Tenant's reasonable expenses only by Landlord's approved contractors (such approval not to be unreasonably withheld or delayed).

3. (a) The Landlord will consider the Tenant's Plans and may reasonably accept or reject the Tenant's Plans or any part of them as it reasonably thinks fit within 14 working days after submission Provided That if the Tenant does not hear to the contrary from the Landlord as regards the Tenant's plan within the said period of 14 working days such plans shall be deemed to have been accepted in total by the Landlord.

   (b) The Tenant shall pay and discharge all reasonable mechanical, engineering and structural engineering consultant's and architects' fees and expenses in connecting with the consideration and approval of the Tenant's Plans or any modifications or amendments thereof and shall keep the Landlord fully indemnified against such reasonable fees and expenses.

- End -

AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED by)
)
)
MR. YU LI JIH, EDWIN)
)
for and on behalf of the Landlord)
in the presence of: -)
)
)
)

For and on behalf of
THE SUNBEAM MFG. CO., LTD.
....
Director

Name : TERESA SUN
H.K.I.D.C. : 607 LIPPO SUN PLAZA
Address : 28 CANTON ROAD
KOWLOON

SIGNED by)
)
CHAN NGAI HUNG)
)
)
the Tenant/for and on behalf of)
the Tenant in the presence of: --)
)
)
)

For and on behalf of
TAG-IT PACIFIC LIMITED
....
Authorized Signature(s)

Name : FUNG SIU LAN JOJO
H.K.I.D.C. : C538879(A)
Address : Unit 101, 1/F., Sunbeam Centre,
27 Shing Yip Street, Kwun Tong,
[illegible], HK.

Dated the 21st day of May 2015

THE SUNBEAM MANUFACTURING
COMPANY, LIMITED
日 昇 製 造 廠 有 限 公 司

AND

TAG-IT PACIFIC LIMITED

TENANCY AGREEMENT

OF

UNIT NO.101 & 108 ON THE FIRST FLOOR OF SUNBEAM CENTRE AT 27 SHING YIP STREET, KWUN TONG, KOWLOON, HONG KONG ERECTED ON KUN TONG INLAND LOT NO.93.
